Exhibit 1

Transactions in the Securities of the Issuer Since the Filing of Amendment No. 17

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale

Milton C. Ault, III

Purchase of Class A Common Stock	38,200	$0.1863[1]	09/03/2026
Purchase of Class A Common Stock	196,800	$0.1926[2]	09/04/2026
Purchase of Class A Common Stock	80,200	$0.1890[3]	09/08/2026

William B. Horne

Purchase of Class A Common Stock	100,000	$0.20	09/04/2026
Purchase of Class A Common Stock	60,000	$0.187	09/08/2026

Henry C. Nisser

Purchase of Class A Common Stock	250,000	$0.1871[4]	09/04/2026

Kenneth S. Cragun

Purchase of Class A Common Stock	100,000	$0.1865[5]	09/04/2026

1 The common stock was purchased by the reporting person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.1863. The range of purchase prices on the transaction date was $0.18 to $0.1923 per share. The reporting person undertakes to provide, upon request by the SEC staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each price.

2 The common stock was purchased by the reporting person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.1926. The range of purchase prices on the transaction date was $0.1763 to $0.2060 per share. The reporting person undertakes to provide, upon request by the SEC staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each price.

3 The common stock was purchased by the reporting person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.1890. The range of purchase prices on the transaction date was $0.1874 to $0.1934 per share. The reporting person undertakes to provide, upon request by the SEC staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each price.

4 The common stock was purchased by the reporting person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.1871. The range of purchase prices on the transaction date was $0.1846 to $0.1880 per share. The reporting person undertakes to provide, upon request by the SEC staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each price.

5 The common stock was purchased by the reporting person in open market transactions on the transaction date, with a volume weighted average purchase price of $0.1865. The range of purchase prices on the transaction date was $0.1847 to $0.1876 per share. The reporting person undertakes to provide, upon request by the SEC staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each price.